              AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT (the "Amendment"), dated as of November 23, 2015 and effective as of January 1, 2016 (the "Effective Date") is executed by and between Hartford Life Insurance Company ("Company") acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company ("MassMutual"), BlackRock Investments, LLC ("BRIL"), successor distributor to BlackRock Distributors, Inc., BlackRock Advisors, LLC ("BAL"), and BlackRock Fund Advisors ("BFA").

WHEREAS, BRIL, BAL, BFA and Company are parties to the Retail Fund Participation Agreement dated December 8, 2004, as amended (the "Agreement"); and

WHEREAS, BRIL, BAL, BFA and Company desire to modify Parts II, III and IV of Schedule B of the Agreement and the notice section of the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound, agree as follows:

     1. Part II of Schedule B is hereby deleted in its entirety and replaced with the following:

               Part II: Operational Services Fee (or Operational and Recordkeeping Fee)

               BAL or its designee agrees to pay Company an amount equal to the following basis points per annum on the average daily assets attributable to share(s) in each Portfolio included in this Schedule held by Company on behalf of the Separate Accounts.

                  Open-End Equity, Fixed Income and Index Funds

                                     EQUITY AND LIFEPATH-EQUITY  FIXED INCOME*  INDEX AND LIFEPATH-INDEX
                                     --------------------------  -------------  ------------------------
               Investor A:               30 bps                   30 bps                5 bps
               Class R:                  30 bps                   30 bps                5 bps
               Service Class:            30 bps                   30 bps                5 bps
               Institutional Class:      20 bps                   20 bps                5 bps

----------
               *BlackRock Core Alpha Bond Fund (a quantitative fixed income fund): 10 bps

     2. The second paragraph of Part III of Schedule B is hereby amended to add the following as a component of the invoice:

               7. Number of underlying Contract owner accounts.

     3. The section entitled "Excluded From Operational and Recordkeeping Payments Under the Terms of This Agreement" in Part IV of Schedule B is hereby amended to add the following:

          All Prime share classes
          BlackRock Liquidity Funds (All Funds)
          Funds for Institutions Series (All Series)
          BlackRock Funds III: BlackRock Cash Funds (All Funds)
          BlackRock floating NAV cash Funds such as BlackRock Ultra-Short
             Obligations Fund, BlackRock Short Obligations Fund and BlackRock Short Term Treasury Fund
          iShares

     4. Section 9.1(a) of ARTICLE IX of the Agreement is hereby deleted and replaced with the following:

             Notices.

          a. All notices shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or
             (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices must be sent to the respective parties at the address(es) indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1(a)).

             To Company:

     Massachusetts Mutual Life Insurance Company
             As Administrator for Hartford Life Insurance Company
             1295 State Street, MIP M200-INVST
             Springfield, MA 01111
             Attention: RS Fund Operations

             Telephone: (860) 562-2470
             Facsimile: (860) 562-2283

       cc:   Law Department
             Attention: Andrew Goldberg
             Telephone: (860) 562-2130
             Facsimile: (413) 226-4270

             To BAL or BFA:                       With a copy to:
             BlackRock Advisors, LLC              BlackRock, Inc.
             Attn: Lisa Hill, Managing Director   Attn: General Counsel
             US Shareholder Services              40 East 52nd Street
             40 East 52nd Street                  New York, NY 10022
             New York, NY 10022

             To BRIL:                             with a copy to:
             BlackRock Investments, LLC           BlackRock Investments, LLC
             Attn: Frank Porcelli                 Attn: Chief Compliance Officer
             Managing Director                    400 Howard Street
             US Wealth Advisory                   San Francisco, CA 94105
             55 East 52nd Street
             New York, NY 10055

             Notwithstanding the foregoing, (i) notices which are traditionally sent via National Securities Clearing Corporation ("NSCC") systems (e.g., Fund/SERV) may be sent by those means and shall be effective as specified in the NSCC rules, or if not specified therein, when sent, and (ii) notices which are traditionally sent by electronic transmission (such as back office communications) may be sent in that manner and shall be effective when sent.

     5. Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

     6. To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

     8. This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the Effective Date.

HARTFORD LIFE INSURANCE COMPANY
BY MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
ITS ADMINISTRATOR

By:  /s/ Brian Haendiges
     ----------------------------------
     Brian Haendiges

Title: Senior Vice President

BLACKROCK ADVISORS, LLC

By:  /s/ Lisa Hill
     ----------------------------------
     Lisa Hill

Title: Managing Director


BLACKROCK FUND ADVISORS

By:  /s/ Charles Park
     ----------------------------------
     Charles Park

Title: Managing Director


BLACKROCK INVESTMENTS, LLC

By:  /s/ Jonathan Maro
     ----------------------------------
     Jonathan Maro

Title: Director